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                                                                   EXHIBIT 10.23




                              CONSULTING AGREEMENT

         Consulting Agreement ("Agreement") made as of the 12th day of June, 2000 by and between vFinance.com, Inc., a Delaware corporation ("VFIN"), and STEVEN KRAUSE (the "Consultant").

                                   WITNESSETH:

1. Krause is party to a Consulting and Acquisition Management Agreement dated August 16, 1999 pursuant to which Krause was to evaluate and structure various acquisition transactions and, at the request of VFIN, manage any such acquisitions;

2. Krause has identified for VFIN First Level Securities, Inc. ("First Level") and VFIN has entered into a Letter of Intent with First Level:

3. VFIN desires to pursue and complete the acquisition of First Level, complete its due diligence, undertake such acquisition with the continued assistance of Krause and to continue to use the services of Krause in connection with the management of the operations of VFIN and First Level; and

4. Krause is willing and desirous of continuing to perform such services on behalf of VFIN.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, the parties hereto agree as follows:

1. DUE DILIGENCE AND MANAGEMENT SERVICES. VFIN has entered into a Letter of Intent for the acquisition of First Level. In 1999 Krause identified First Level for VFIN to acquire. Since 1999, VFIN has utilized and desires to continue to make use of Krause's skills in connection with the due diligence and undertaking of various marketing, administrative and other executive capacities in order to advance the corporate goals and interests of First Level and VFIN and the potential synergies of these companies. In particular, since 1999, Krause has worked and will continue to work with these companies in performing due diligence, developing their marketing program for the provision of their financial services and financial products and will assist these companies in strategic positioning and formulating a distribution program for their products and services. In addition, since 1999, Krause has worked and will continue to work with First Level and VFIN in developing their administrative infrastructure, and will interface with various organizations outside these companies relative to their marketing program, the recruitment of key personnel and the arrangement for services by professional consultants to enhance the opportunities of consolidating some of the operations of VFIN and First Level.

2. TIME WORKED FOR VFIN. While no set hours or days had been established during which Krause has rendered and will continue to render his services on behalf of First Level and Union Atlantic, it is anticipated that he has spent and will continue to spend at least 40 hours per month assisting VFIN and First Level or whatever additional time will be necessary for purposes of accomplishing their corporate objectives.

         3.       TERM. This Agreement shall terminate December 31, 2000.

         4. COMPENSATION. In consideration for Krause's services rendered to VFIN from April 1, 2000 to to the date of this Agreement with respect to VFIN's proposed acquisition of First Level, VFIN shall pay to Krause as his sole compensation for such services 50,000 shares of its common stock to be issued not later than June 30, 2000. For services under this Agreement rendered by Krause after the date of this Agreement, Krause agrees to accept as his sole consideration the fees earned pursuant to Section 3.2 of the Consulting and






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Acquisition Management Agreement dated August 16, 1999 The fees payable pursuant to this section shall be in lieu of any other compensation to which Krause may otherwise be entitled for acting as an officer, director, consultant or any like capacity with First Level or VFIN.

         5. EXPENSES. Unless otherwise approved by VFIN, Krause shall bear all expenses incurred by him prior to written acceptance by VFIN.

         6. PURCHASE OF SHARES. The Shares shall be issued solely in exchange for the services and appropriate investment restrictions shall be noted against the Shares. Krause agrees to acquire the Shares for investment and will not dispose of the Shares in the absence of registration thereof or applicable exemption under the Securities Act of 1933.

         7. REGISTRATION. VFIN agrees to provide Krause with registration rights at VFIN's cost and expense and include the Shares in a Form S-8 registration statement to be filed by VFIN with the Securities and Exchange Commission within the proximate future.

         8. OFFICERS AND DIRECTORS. Krause, upon the request of VFIN, may serve as officer and/or director of First Level or VFIN provided, however, that Krause shall be entitled to be covered by appropriate directors and officers liability insurance and indemnification by VFIN in amounts and on terms acceptable to Krause in his sole discretion.

         9. RELEASE. Krause (the "Releasor") does hereby forever release and discharge VFIN, First Level and each of the shareholders of VFIN and First Level and each of their partners, officers, directors, members, agents or representatives (collectively, "Releasee") from all claims, actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialities, covenants, contracts, controversies, agreements, promises, indemnifications, variances, trespasses, damages, judgments, extents, execution, claims, and demands whatsoever, in law, admiralty or equity, which against the Releasee the Releasor ever had, now has or hereafter can, shall, or may have for, upon or by reason of any matter, cause or thing related in whole or part to the debts, promises, agreements and/or any obligations arising from or relating to the business, operations, corporate actions or security ownership, in connection with VFIN or First Level or their wholly-owned or affiliated subsidiaries or businesses, including without limitation transactions involving and allocation, ownership or issuance of VFIN or First Level securities.

         10. ENTIRE AGREEMENT. This Agreement contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

         11. WAIVERS AND AMENDMENTS. This Agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which any party may otherwise have at law or in equity.

         12. GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Florida applicable to agreements made and to be performed entirely within such State.





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         13. NO ASSIGNMENT. This Agreement is not assignable by Krause except to any entity in which a majority in interest is owned by Krause, but shall be assignable by VFIN solely upon the consent of Krause.

         14. HEADINGS. The headings in this Agreement are for reference purpose only and shall not in any way affect the meaning or interpretation of this Agreement.

         15. SEVERABILITY OF PROVISIONS. The invalidity or unenforceability of any term, phrase, clause, paragraph, restriction, covenant, agreement or other provision of this Agreement shall in no way affect the validity or enforcement of any other provision or any part thereof.

         16. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed, shall constitute an original copy hereof, but all of which together shall consider but one and the same document.

         17. OTHER ACTIVITIES. Nothing contained herein shall prevent Krause from undertaking work for any other entity. The foregoing shall be subject to such other activity not interfering with the performance by Krause of the services to be rendered to VFIN under this Agreement.

         18. DISCLAIMER. Krause acknowledges that he has made a full and independent inquiry regarding VFIN and has been afforded access to such VFIN materials as he requested and that, in entering into this Agreement, he has not in any manner directly or indirectly relied on any warranty or representation by VFIN, its officers, directors, agents, legal counsel or accountants concerning VFIN and/or its stock as to matters part, present or future.

         19. NOTICES. All notices to be given hereunder shall be in writing, with fax notices being an acceptable substitute for mail and/or and delivery:

                  As to Mr. Steven Krause:
                           100 E. Linton Boulevard, Suite 501-A
                           Delray Beach, FL 33483

                  As to VFIN:
                           vFinance.com, Inc.
                           3300 PGA Blvd., Suite 810
                           Palm Beach Gardens, FL 33410
                           Attention: CEO

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                                          VFINANCE.COM, INC.

                                          By: /s/ Leonard Sokolow
                                             -------------------------
                                             Name: Leonard J. Sokolow
                                             Title: CEO


                                             /s/ Steven Krause
                                             -------------------------
                                             STEVEN KRAUSE




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